Ex 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the quarterly report of Lazy Days’ R.V. Center, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Charles L. Thibault, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

                (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles L. Thibault

Lazy Days’ R.V. Center, Inc.
Chief Financial Officer

November 15, 2004